Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” and to the use of our report dated May 13, 2008, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-148123) and related Prospectus of GlassHouse Technologies, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 13, 2008